Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Dexter Congbalay (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Details Strategy

and Affirms Outlook at CAGNY

BOCA RATON, Fla. – Feb. 16, 2016 – At the Consumer Analyst Group of New York (CAGNY) conference today, executives of Mondelēz International detailed the company’s strategy to deliver top-tier returns to shareholders.

“I’m proud of our progress over the past couple of years and confident that over the long term, we have the strategy and portfolio to deliver best-in-class growth and margin improvement, while also returning significant cash to our shareholders,” said Irene Rosenfeld, Chairman and CEO.

Rosenfeld highlighted the company’s value-creation algorithm, which is built on two key pillars – growth and margin expansion. “By building our Power Brands, driving innovation platforms and expanding our distribution capabilities, we’re able to leverage our advantaged platform to grow revenue at or above the rates of our categories. At the same time, we’ll focus on expanding margins and delivering strong EPS growth by continuing to reduce our supply chain and overhead costs.”

Outlook

Mondelēz International’s 2016 framework builds on its strong year-end momentum. Specifically, the company will price to protect gross margin and offset inflation, distort investments to its higher-growth, higher-margin Power Brands and enhance revenue mix by eliminating low-margin SKUs and optimizing trade spending.

In addition, the company’s 2016 outlook reflects the current challenging external conditions, which feature slower economic and snacks category growth, as well as a volatile commodity-cost and currency environment.

During today’s presentation, the company provided an estimate for 2016 Free Cash Flow1 excluding items of $1.4 billion. In addition, the company affirmed other elements of its 2016 outlook, including:

•	2016 Organic Net Revenue[1] growth of at least 2 percent

•	2016 Adjusted Operating Income[1] margin of 15 to 16 percent

•	2018 Adjusted Operating Income[1] margin of 17 to 18 percent

•	2016 Double-digit Adjusted EPS[1] growth at constant currency

A live audio webcast of today’s CAGNY presentation will be available in the investors section of the company’s website (www.mondelezinternational.com), and an archived replay of the presentation with accompanying slides will be available on the website following the webcast. The company will be live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2015 net revenues of approximately $30 billion. Creating delicious moments of joy in 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow us on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “estimate,” “deliver,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; category growth; macroeconomic conditions; investments; trade spending optimization and elimination of low margin SKUs; the company’s supply chain transformation; overheads; cost reduction initiatives; revenue mix; pricing; commodity costs and the currency environment; shareholder returns; and the company’s Outlook, including 2016 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow excluding items and 2018 Adjusted Operating Income

[1]	This outlook is based on the company’s pro forma adjusted financial results. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

margin. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause its actual results to differ materially from those indicated in its forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; unanticipated disruptions to the company’s business; competition; the company’s global workforce; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see the company’s risk factors, as they may be amended from time to time, set forth in the company’s filings with the SEC, including its most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “Reported”). However, management believes that certain non-GAAP financial measures should be considered when assessing the company’s ongoing performance to provide more complete information on the factors and trends affecting the company’s business. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s Reported results prepared in accordance with GAAP. In addition, the non-GAAP measures the company uses may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s Outlook.

Definitions of the Company’s Non-GAAP Financial Measures

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change over time:

•	“Organic Net Revenue” is defined as net revenues excluding the impact of acquisitions, divestitures[1], the historical global coffee business[2], Integration Program costs, accounting calendar changes and currency rate fluctuations. The company also evaluates Organic Net Revenue growth from Emerging Markets and its Power Brands.

•

“Adjusted Operating Income” is defined as operating income excluding the impacts of Spin-Off Costs, the 2012-2014 Restructuring Program, the 2014-2018 Restructuring Program, the Integration Program and other acquisition integration costs, the Venezuela deconsolidation loss, the remeasurement of net monetary assets in Venezuela, the benefit from the Cadbury acquisition-related indemnification resolution, incremental costs associated with the coffee business transactions, impairment charges related to goodwill and intangible assets, gains or losses from divestitures[1] or acquisitions, gain on the coffee business transactions[2], divestiture-related costs, acquisition-related costs, the operating results of divestitures[1], the historical coffee business operating results[2] and equity method investment earnings historically reported within operating income[3]. The company also evaluates growth in the company’s Adjusted Operating Income on a constant currency basis.

•	“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of Spin-Off Costs, the 2012-2014 Restructuring Program, the 2014-2018 Restructuring Program, the Integration Program and other acquisition integration costs, the Venezuela deconsolidation loss, the remeasurement of net monetary assets in Venezuela, the net benefit from the Cadbury acquisition-related indemnification resolution, losses on debt extinguishment and related expenses, the residual tax benefit impact from the resolution of the Starbucks arbitration, hedging gains or losses and incremental costs associated with the coffee business transactions, impairment charges related to goodwill and intangible assets, gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans, gains or losses from divestitures[1] or acquisitions, gain on the coffee business transactions[2], divestiture-related costs, acquisition-related costs and net earnings from divestitures[1], and including an interest expense adjustment related to the Spin-Off transaction. In addition, the company has adjusted its equity method investment earnings for its proportionate share of unusual or infrequent items, such as acquisition and divestiture-related costs and restructuring program costs, recorded by the company’s JDE equity method investee. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis.

•	“Free Cash Flow excluding items” is defined as Free Cash Flow (net cash provided by operating activities less capital expenditures) excluding taxes paid on the Starbucks arbitration award and cash payments associated with accrued interest and other related fees due to the company’s completion of a $2.5 billion cash tender offer on March 20, 2015 and a $1.6 billion cash tender offer on February 6, 2014.

1.	Divestitures include businesses under sale agreements for which the company has cleared significant sale-related conditions such that the pending sale is probable as of the end of the reporting period and exits of major product lines under a sale or licensing agreement.

2.

In connection with the global coffee business transactions that closed on July 2, 2015, because the company exchanged its coffee interests for similarly-sized coffee interests in JDE (which, following the July 2, 2015 closing, is 43.5% of the company’s historical and DEMB’s combined global coffee businesses), the company has deconsolidated and not included its historical global coffee business results within divestitures in its non-GAAP financial measures. The company continues to have an ongoing interest in the coffee business. Beginning in the third quarter of 2015, the company has included the after-tax earnings of JDE and of its historical coffee business results within continuing results of operations. For Adjusted EPS, the company has included these earnings in equity method investment earnings and has deconsolidated its historical coffee business results from Organic Net Revenue and Adjusted Operating Income to facilitate comparisons of past and future operating results.

3.	Historically, the company has recorded income from equity method investments within its operating income as these investments operated as extensions of the company’s base business. Beginning in the third quarter of 2015, the company began to record the earnings from its equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of its coffee business. In periods prior to July 2, 2015, the company has reclassified the equity method earnings from Adjusted Operating Income to after-tax equity method investment earnings within Adjusted EPS to be consistent with the deconsolidation of its coffee business results on July 2 and in order to evaluate its operating results on a consistent basis.

Pro Forma Adjustments

The company has also made pro forma adjustments to its historical reported non-GAAP financial information to reclassify the results of its historical operating results for its Venezuelan subsidiaries as noted in the company’s 8-K dated February 3, 2016. The company removed the historical operating results for its Venezuelan subsidiaries from its historical Organic Net Revenue, Adjusted Operating Income and Adjusted EPS to facilitate comparisons of past and future operating results and net earnings.

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